PROXY 2011:

ELECT TRUSTEES AND APPROVE AN AMENDMENT TO CHANGE THE GNMA FUND’S BENCH MARK INDEX.

THE ENTIRE CONTENTS OF THIS BOOKLET ARE FOR TRAINING PURPOSES ONLY.

THIS IS FOR INTERNAL USE ONLY AND NOT FOR DISTRIBUTION TO THE PUBLIC.

September, 2011

RICHARD WRIGHT

913-4774

FOR INTERNAL USE ONLY:  May be shared with USAA employees only.

PROXY 2011

PURPOSE OF THE PROXY

Shareholders are being asked to re-elect trustees and ELECT TRUSTEES AND APPROVE AN AMENDMENT TO CHANGE THE GNMA FUND’S BENCH MARK INDEX.

The amendment for the GNMA Fund is for purposes of calculating the performance based investment advisory fees.

<Link to Proxy>

PROPOSALS

    *    PROPOSAL 1 - Elect Trustees (all shareholders except for the Florida Tax-Free Income Fund. They will have their own proxy document, which will include a proposal to elect Trustees.)

         The Board of Trustees has adopted a policy that each Trustee be elected or re-elected at least once every five years.  The last time the Board of Trustees was presented to shareholders for election was July 2006, so it is now time to present the Board of Trustees to shareholders for re-election.

    *    PROPOSAL 2 – To approve an amendment to the Investment Advisory Agreement between USAA Investment Management Company and the Trust with respect to the USAA GNMA Trust Fund (the “GNMA Fund”) to change the GNMA Fund’s benchmark index for purposes of calculating the performance-based investment advisory fees. (Only shareholders of the GNMA Trust will vote on this proposal.)

Board Approval and Recommendation

On August 25, 2011, the Board of Trustees, including all of the Independent Trustees, upon the recommendation of IMCO, voted unanimously to approve: (1) changing the name of the GNMA Fund to “USAA Government Securities Fund,” effective on or about January 27, 2012; (2) removing the requirement from the investment strategy that the fund invest at least 80% of its assets in GNMA securities, effective on or about January 27, 2012; and (3) an amendment to the GNMA Fund’s Current Investment Advisory Agreement for the GNMA Fund to change its performance benchmark to the Lipper Intermediate U.S. Government Funds Index from the Lipper GNMA Funds Index. The Board recommended that the shareholders of the GNMA Fund approve the amendment to the Investment Advisory Agreement at a meeting of the shareholders, to be held on November 10, 2011.

In approving the amendment to the GNMA Fund’s Current Investment Advisory Agreement, the Trustees took into account that they had most recently considered and approved the annual renewal of the Current Investment Advisory Agreement in April 2011. In this connection, the Trustees noted that the amendment to the Current Investment Advisory Agreement would change the performance benchmark index for purposes of calculating, prospectively, performance adjustments to the GNMA Fund’s base management fee, but that the Current Investment Advisory Agreement otherwise would not change as a result of the amendment. A description of the Board’s consideration of the Current Investment Advisory Agreement in connection with the annual renewal in April 2011 is included in Appendix F to this Proxy Statement.

In connection with the amendment to the Current Investment Advisory Agreement the Trustees also considered various information provided by IMCO, including among other information: (1) comparative data showing the dollar amount of the pro forma advisory fee that would have been paid by the GNMA Fund, before and after all applicable waivers, if any, and the pro forma total expense ratio of the GNMA Fund for the fiscal year ended May 31, 2011, using both the Current Index and the Proposed Index; (2) a comparison of the returns of the Current Index and the Proposed Index for the last five years and year-to-date as well as over the last twelve months;  and (3) the GNMA Fund’s past investments in GNMA securities and the broader universe of government securities available under the adjusted name and strategy.

In addition, the Trustees considered that, as of January 27, 2012, the GNMA Fund’s name and corresponding investment strategy will change such that the GNMA Fund will no longer seek to invest at least 80% of its net assets in GNMA securities, but will instead seek to invest in a broader universe of government securities. In connection with these changes, the Trustees noted that it would be appropriate for the performance benchmark index also to change so that the performance benchmark index will align more closely with the GNMA Fund’s revised name and investment strategy and the economic interests of GNMA Fund shareholders and IMCO. The Trustees then considered that the Proposed Index is designed to be a measure of funds that invest in a broader universe of government securities, which tracks more closely than the Current Index with the GNMA Fund’s revised name and investment strategy. The Trustees further considered that, if the proposed amendment to the Current Investment Advisory Agreement is approved by GNMA Fund shareholders, the Current Index would continue to be used to measure the GNMA Fund’s performance for purposes of determining the performance adjustment through the end of the calendar month in which shareholder approval is obtained, and that the Proposed Index would be used for a portion of a performance period commencing after that month.

After consideration of the factors noted above relating to the amendment of the Current Investment Advisory Agreement, and taking into account all of the other factors considered, as part of the approval of the renewal of the Current Investment Advisory Agreement, the Trustees, including the Independent Trustees, approved the amendment to the GNMA Fund’s Current Investment Advisory Agreement to change the performance benchmark to the Lipper Intermediate U.S. Government Funds Index from the Lipper GNMA Funds Index.

FOR INTERNAL USE ONLY:  May be shared with USAA employees only.

PROXY MAILING

There are two separate proxy documents. One document contains the proposal for trustee election for 47 of the USAA mutual funds and a second proposal for the GNMA Trust only. The second proxy statement is solely for the Florida Tax-Free Income Fund. It will contain one proposal for the trustee election and a second proposal for the merger of the Florida Tax-Free Income Fund into the Tax Exempt Long-Term Fund. Therefore, there are two different mailing dates for the proxies. The Proxy Statement that relates to the 47 funds will begin being delivered to mutual fund shareholders after September 16th and only shareholders of the GNMA Trust will receive the full proxy packet. All other shareholders will receive a Notice and Access Card. Note:  Additional guidance and proxy materials will follow for shareholders of the Florida Tax Free Income Fund, scheduled to mail on September 30, 2011.The only way to vote the Notice and Access Card is via the Internet (because you need to have read the proxy statement and if you don’t receive it, you can’t vote via phone). However, if a shareholder receives a Notice and Access Card and doesn’t wish to vote via the Internet, they can call the telephone number on the card and a full packet will be mailed to them. They will then have the choice of voting all other avenues.

         *   EACH CARD WILL HAVE ITS OWN SPECIFIC CONTROL NUMBER.

         *   ALL COMMON MATERIAL WILL BE MAILED IN ONE ENVELOPE.

FOR INTERNAL USE ONLY:  May be shared with USAA employees only.

ELIGIBLE TO VOTE

Shareholders of record of each Fund as of the close of business on September 16, 2011, are entitled to vote at the shareholder meeting or any adjournment thereof.

Each share is entitled to one vote (with proportionate voting for fractional shares).

PROXY VOTING

Shares represented by duly executed proxies will be voted in accordance with shareholders’ instructions. If you sign the proxy, but do not fill in a vote, your shares will be voted “FOR” each of the proposals. If any other business is brought before the Meeting, your shares will be voted as determined in the discretion of the proxies.

A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Funds receive a specific written notice to the contrary from any one of them.

Required Shareholder Vote

Shareholders of record on September 16, 2011, are entitled to vote at the Meeting. With respect to the election of Trustees in Proposal 1, 30% of the total shares of the Trust entitled to vote, represented in person or by proxy, are required to constitute a quorum at the Meeting. With respect to Proposal 2, 30% of the total shares of the GNMA Fund entitled to vote, represented in person or by proxy, are required to constitute a quorum at the Meeting.

Shareholders of the Trust will vote at the Meeting as a single class on the election of Trustees. The nominees for Trustees of the Trust receiving the vote of a plurality of the outstanding voting shares of the Trust cast at the Meeting shall be elected, provided a quorum is present.

Shareholders of the GNMA Fund will vote together as a separate series of the Trust on Proposal 2. Approval of the Proposed Investment Advisory Agreement for the GNMA Fund requires the affirmative vote of (A) 67% or more of the shares of the GNMA Fund present or represented by proxy at the Meeting, if holders of more than 50% of the outstanding shares of the GNMA Fund are present or represented by proxy; or (B) more than 50% of the outstanding voting shares of the GNMA Fund, whichever is less.

FOR INTERNAL USE ONLY:  May be shared with USAA employees only.

Ways to Vote

You may vote in one of three ways:

➢	complete and sign the enclosed proxy ballot and mail it to us in the prepaid return envelope (if mailed in the United States);
➢	vote on the Internet at the website address listed on your proxy ballot; or
➢	call the toll-free number printed on your proxy ballot.

Please note that to vote, you will need the “control number” that is printed on your Proxy card or Notice and Access card.

SHAREHOLDER MEETING

The Shareholder Meeting is scheduled to take place on Thursday, November 10, 2011, at 2:00 p.m., CT in the McDermott Auditorium.

FOR INTERNAL USE ONLY:  May be shared with USAA employees only.